Exhibit 3(i).12

ARTICLES OF CONVERSION

of

CONSOLIDATED INDUSTRIES CORP.,

an Oklahoma corporation

The undersigned, for the purpose of converting Consolidated Industries Corp., an Oklahoma corporation, to Consolidated Industries L.L.C., an Oklahoma limited liability company, pursuant to Section 1090.5 of the Oklahoma General Corporation Act and Section 2054.1 of the Oklahoma Limited Liability Company Act, does hereby execute the following Articles of Conversion (the “Articles”):

1. Corporation Name, Date, and Jurisdiction. Consolidated Industries Corp. was first formed as an Oklahoma corporation on March 18, 2010.

2. Name of Limited Liability Company. The name of the limited liability company as set forth in its Articles of Organization attached hereto is “Consolidated Industries L.L.C.”

3. Effective Date and Time. These Articles shall be effective at 11:58 p.m. on December 31, 2013.

4. Approval. The conversion and the attached Articles of Organization of Consolidated Industries L.L.C. have been approved in accordance with the provisions of Section 1090.5 of the Oklahoma General Corporation Act and Section 2054.1 of the Oklahoma Limited Liability Company Act.

THE UNDERSIGNED has executed these Articles of Organization this 20th day of December, 2013.

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By:	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Executive Vice President

Attest:

/s/ David M. Shear
David M. Shear, Secretary

ARTICLES OF ORGANIZATION

of

CONSOLIDATED INDUSTRIES L.L.C.,

an Oklahoma limited liability company

The undersigned, as sole organizer of a limited liability company, does hereby execute and adopt the following Articles of Organization of Consolidated Industries L.L.C., pursuant to Section 2004 of the Oklahoma Limited Liability Company Act, as amended from time to time (the “Act”):

1. Name. The name of the limited liability company (the “Company”) is:

Consolidated Industries L.L.C.

2. Term. The term of existence of the Company is perpetual.

3. Principal Location. The address of the Company’s principal place of business in the State of Oklahoma is:

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

4. Resident Agent and Office. The name and address of the Company’s resident agent in the State of Oklahoma is:

David M. Shear

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

5. Limited Liability. To the maximum extent permitted by the Act, no member shall be personally liable to the Company, its creditors, or any member and no manager shall be personally liable to the Company, its creditors, or any member, for monetary damages for breach of any duty provided for in the Act; provided however, that the liability of a manager shall not be limited or eliminated for (a) breach of the manager’s duty of loyalty to the Company or its members, (b) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, or (c) a transaction from which the manager derived an improper personal benefit.

6. Effective Date and Time. These Articles shall be effective at 11:58 p.m. on December 31, 2013.

THE UNDERSIGNED has executed these Articles of Organization this 20th day of December, 2013.

LSB INDUSTRIES, INC., a Delaware corporation

By:	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Executive Vice President

CERTIFICATE OF MERGER

of

PRIME HOLDINGS CORPORATION,

an Oklahoma corporation,

into

CONSOLIDATED INDUSTRIES CORP.,

an Oklahoma corporation

The undersigned, in connection with the merger of Prime Holdings Corporation, an Oklahoma corporation, with and into Consolidated Industries Corp., an Oklahoma corporation, and pursuant to the provisions of Section 1081 of the Oklahoma General Corporation Act, hereby executes these Articles of Merger and certifies that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Prime Holdings Corporation	Oklahoma
Consolidated Industries Corp.	Oklahoma

2. An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of Section 1081 of the Oklahoma General Corporation Act.

3. The name of the surviving corporation of the merger is Consolidated Industries Corp.

4. The Certificate of Incorporation of Consolidated Industries Corp., an Oklahoma corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. This Certificate of Merger shall be effective at 11:55 p.m. on December 31, 2013.

Dated: December 20, 2013

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By:	/s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Executive Vice President

Attest:

/s/ David M. Shear
David M. Shear, Secretary

CERTIFICATE OF MERGER

of

PRIME FINANCIAL L.L.C.,

an Oklahoma limited liability company,

into

CONSOLIDATED INDUSTRIES CORP.,

an Oklahoma corporation

The undersigned, in connection with the merger of Prime Financial L.L.C., an Oklahoma limited liability company, with and into Consolidated Industries Corp., an Oklahoma corporation, and pursuant to the provisions of Section 1090.2 of the Oklahoma General Corporation Act and Section 2054 of the Oklahoma Limited Liability Company Act, hereby executes these Articles of Merger and certifies that:

8. The name and state of incorporation of each of the constituent business entities of the merger is as follows:

Name	State of Incorporation
Prime Financial L.L.C.	Oklahoma
Consolidated Industries Corp.	Oklahoma

9. An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent business entities in accordance with the requirements of Section 1090.2 of the Oklahoma General Corporation Act and Section 2054 of the Oklahoma Limited Liability Company Act.

10. The name of the surviving corporation of the merger is Consolidated Industries Corp.

11. The Certificate of Incorporation of Consolidated Industries Corp., an Oklahoma corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

12. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

13. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

14. This Certificate of Merger shall be effective at 11:54 p.m. on December 31, 2013.

Dated: December 20, 2013

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By:	/s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Executive Vice President

Attest:

/s/ David M. Shear
David M. Shear, Secretary

CERTIFICATE OF MERGER

of

THERMACLIME, L.L.C.,

an Oklahoma limited liability company

into

CONSOLIDATED INDUSTRIES CORP.,

an Oklahoma corporation

The undersigned, in connection with the merger of ThermaClime, L.L.C., an Oklahoma limited liability company, with and into Consolidated Industries Corp., an Oklahoma corporation, and pursuant to the provisions of Section 1090.2 of the Oklahoma General Corporation Act and Section 2054 of the Oklahoma Limited Liability Company Act, hereby executes these Articles of Merger and certifies that:

15. The name and state of incorporation of each of the constituent business entities of the merger is as follows:

Name	State of Incorporation
ThermaClime, L.L.C.	Oklahoma
Consolidated Industries Corp.	Oklahoma

16. An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent business entities in accordance with the requirements of Section 1090.2 of the Oklahoma General Corporation Act and Section 2054 of the Oklahoma Limited Liability Company Act.

17. The name of the surviving corporation of the merger is Consolidated Industries Corp.

18. The Certificate of Incorporation of Consolidated Industries Corp., an Oklahoma corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

19. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 16 South Pennsylvania, Oklahoma City, Oklahoma 73107.

20. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

21. This Certificate of Merger shall be effective at 11:53 p.m. on December 31, 2013.

Dated: December 20, 2013

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By:	/s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Executive Vice President

Attest:

/s/ David M. Shear
David M. Shear, Secretary